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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:  March 16 , 2000               Commission file number:  1-12151
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                       CHASE PREFERRED CAPITAL CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                                                 13-3899576
        --------                                                 ----------
(State or other jurisdiction                                  (I.R.S. Employer
 of incorporation)                                           Identification No.)



     270 Park Avenue, New York, NY                                 10017
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(Address of principal executive offices)                         (Zip Code)




      (Registrant's telephone number, including area code): (212) 270-6000
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Item 5.  Other Events

     Chase Preferred Capital Corporation (the "Registrant") announced that on March 16, 2000, the Registrant's Board of Directors, with the approval of its independent directors, authorized a series of transactions pursuant to which the Registrant will acquire approximately $7.1 billion of additional assets (the "Additional Assets"), consisting of the following:

o a 100% participation interest in loans (and the related servicing rights) originated by The Chase Manhattan Bank (the "Bank") and Chase Manhattan Bank USA, National Association ("Chase USA") or their affiliates that are secured by first priority security interests in manufactured housing units ("Manufactured Housing Loans");

o a 100% participation interest in loans (and the related servicing rights) originated by the Bank and Chase USA or their affiliates that are secured by residential second mortgages ("Second Mortgage Loans")

o nonrecourse intercompany loans (the "Intercompany Loans") made by the Registrant to the Bank and Chase USA, secured by a pledge by the Bank and Chase USA of all outstanding loans under home equity lines of credit originated by the Bank or Chase USA, as the case may be ("HELOCs").

The Registrant expects that it will initially acquire approximately $2.1 billion of Manufactured Housing Loans and approximately $2.6 billion of Second Mortgage Loans. It is currently intended that, on a monthly basis following the initial acquisition of Second Mortgage Loans and Manufactured Housing Loans, the Registrant will purchase additional 100% participation interests in all Second Mortgage Loans and Manufactured Housing Loans originated by the Bank and Chase USA satisfying the criteria described below. The participation interests in the Manufactured Housing Loans and Second Mortgage Loans will be treated as a sale for accounting purposes, and those loans will accordingly appear as assets on the Registrant's balance sheet following their acquisition.

The initial aggregate principal amount of the Intercompany Loans, which will equal 80% of the outstanding principal balance of the HELOCs pledged as security, is expected to be approximately $2.4 billion. In addition, on a quarterly basis, the Registrant may, but is not required to, make additional Intercompany Loans to the Bank and/or Chase USA in an aggregate amount not to exceed 80% of the then outstanding principal balance of HELOCs pledged by the applicable entity. The Intercompany Loan documents will also require that the outstanding principal balance of the Intercompany Loans will at no time exceed 85% of the outstanding principal balance of HELOCs pledged as security and will require the Bank and/or Chase USA to make prepayments of their respective Intercompany Loans to ensure that such ceiling is not exceeded.

The Registrant believes that the price to be paid by the Registrant for the Manufactured Housing Loans and Second Mortgage Loans will approximate their fair value; however, no third party appraisals of those assets have been or will be obtained. Similarly, no third party appraisals will be obtained to determine the value of the HELOCs securing the Intercompany Loans.


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Funding of Additional Assets

The Registrant's initial acquisition of the Additional Assets will be funded through the issuance and sale to the Bank of shares of a new series of preferred stock, par value $25 per share, of the Registrant (the "Series B Preferred Stock"), which shares will have an aggregate liquidation value equal to the total of (i) the price paid for the Manufactured Housing Loans and Second Mortgage Loans and (ii) the initial principal amount of the Intercompany Loans. Proceeds obtained from the sale or repayment of principal balances of Additional Assets will be applied to acquire Additional Assets or first mortgage loans. Any increases in the aggregate amount of Additional Assets held by the Registrant will be funded either through intercompany advances by the Bank to the Registrant or through the sale to the Bank of additional shares of Series B Preferred Stock.

The Bank, as holder of the Series B Preferred Stock, will be entitled to receive cumulative dividends, when, as and if declared by the Board of Directors, at a variable dividend rate to be determined by a committee of the Board of Directors prior to the initial issuance of the Series B Preferred Stock and tied to the Federal funds (effective) rate. The Series B Preferred Stock will rank junior to the Registrant's 8.10% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"), with respect to the payment of dividends and will rank on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up of the Registrant. The Series B Preferred Stock will be redeemable at the option of the Registrant on or after September 18, 2001 or at any time upon the occurrence of certain events relating to tax treatment of the Registrant or the Series B Preferred Stock. The Series B Preferred Stock is not convertible into the Registrant's common stock or any other securities. Except as required by Delaware law, the holder of the Series B Preferred Stock will not have any voting rights, other than the right to approve the issuance of senior preferred stock or certain amendments to the Registrant's certificate of incorporation that would adversely affect the Series B Preferred Stock.

Credit Quality and Related Matters

It is currently anticipated that the Registrant will purchase participation interests in (i) all Second Mortgage Loans and Manufactured Housing Loans originated by the Bank and (ii) all Second Mortgage Loans and Manufactured Housing Loans originated by Chase USA other than those that would be considered "low quality" assets under applicable regulatory standards. No Second Mortgage Loan or Manufactured Housing Loan will be acquired prior to the sixth month following its origination. The security agreements with respect the Intercompany Loans provide that all HELOCs, regardless of their credit quality, will be pledged to the Registrant, although the Registrant has the discretion to release its security interest in any particular HELOC or to require the Bank or Chase USA, as the case may be, to take appropriate action with respect to the borrower under the HELOC, including, without limitation, initiating foreclosure proceedings with respect to the property securing the HELOC.

The Registrant's Board of Directors, with the approval of the Registrant's independent directors, has implemented certain amendments to its policies to permit the acquisition of the Manufactured Housing Loans and the Second Mortgage Loans and the extension of the Intercompany Loans. The Registrant's current policies and contractual terms relating to its first mortgage loans were not changed, and it is


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currently anticipated that the Registrant will continue to maintain its portfolio of first mortgage loans, and to acquire new residential first mortgage loans, in accordance with its customary practices.

Servicing Arrangements

The Manufactured Housing Loans and the Second Mortgage Loans will be acquired on a servicing released basis. The Registrant will engage Chase Manhattan Mortgage Corporation ("CMMC") to service those assets on the Registrant's behalf. The servicing arrangements between the Registrant and CMMC will provide that the Registrant will retain the power to direct CMMC to foreclose on any Manufactured Housing Loan or Second Mortgage Loan.

The HELOCs securing the Intercompany Loans will continue to be owned by the Bank or Chase USA, as the case may be, and will continue to be serviced in accordance with their current servicing arrangements. However, as noted above, the security agreements with respect to the Intercompany Loans will give the Registrant the power to direct the servicer of the HELOCs to foreclose on HELOCs under certain circumstances specified in the security agreements.

Amendment to Advisory Agreement

In connection with the acquisition of the Additional Assets, the Registrant and the Bank, which acts as Advisor with respect to the Registrant's operations, will agree to amend the Advisory Agreement to increase the Bank's annual fee from $250,000 to $500,000.

Required Approvals

All board and regulatory approvals required to consummate the acquisition of the Additional Assets have been obtained, and the rating agencies currently rating the Series A Preferred Stock have confirmed that the acquisition of the Additional Assets will not adversely affect their ratings on the Series A Preferred Stock. Accordingly, the Registrant anticipates that the initial acquisitions of the Additional Assets will occur in the second quarter of 2000.

Forward-Looking Statements

The above contains statements that are forward looking within the meaning of the Private Securities Litigation Act of 1995. Those statements are subject to risks and uncertainties and the Registrant's actual results may differ materially from those set forth in the forward-looking statements. Those uncertainties may include, among others, the risk of adverse impacts from an economic downturn or changes in interest rates, factors impacting the adequacy of the Registrant's allowance for loan losses, the Registrant's dependence upon its affiliates and conflicts of interest that may arise with its affiliates. For a more detailed discussion of those uncertainties, reference is made to the Registrant's reports filed with the Securities and Exchange Commission, in particular the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          CHASE PREFERRED CAPITAL CORPORATION
                                          -----------------------------------
                                                       (Registrant)


Dated:  March 20, 2000                    By:     /s/ Louis M. Morrell
                                                --------------------------
                                                      Louis M. Morrell
                                                      Treasurer



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